Exhibit 10.3

SECOND AMENDMENT TO
FIFTH AMENDED AND RESTATED SERIES 2009-VFN INDENTURE SUPPLEMENT

This SECOND AMENDMENT TO FIFTH AMENDED AND RESTATED SERIES 2009-VFN INDENTURE SUPPLEMENT, dated as of September 28, 2018 (this “Amendment”), is made between World Financial Capital Master Note Trust, a Delaware statutory trust, as issuer  (the “Issuer”), and U.S. Bank National Association (successor to Deutsche Bank Trust Company Americas), not in its individual capacity but solely as indenture trustee (the “Indenture Trustee”) under the Master Indenture, dated as of September 29, 2008, as supplemented by Supplemental Indenture No. 1 to Master Indenture, dated as of August 17, 2012, Supplemental Indenture No. 2 to Master Indenture, dated as January 4, 2013, and Supplemental Indenture No. 3 to Master Indenture, dated as of September 1, 2017, each between the Issuer and the Indenture Trustee, and as further amended, restated or otherwise modified from time to time (the “Master Indenture”).  Capitalized terms used and not otherwise defined in this Amendment are used as defined in the Master Indenture, as supplemented by that certain Fifth Amended and Restated Series 2009-VFN Indenture Supplement, dated as of November 1, 2016, between the Issuer and the Indenture Trustee (as amended, restated or otherwise modified from time to time, the “Indenture Supplement”).

Background

A.     The parties hereto have entered into the Master Indenture and the Indenture Supplement.

B.     The parties hereto wish to amend the Indenture Supplement as set forth in this Amendment.

Agreement

1.     Amendment of the Indenture Supplement.  (a) Section 9.8 of the Indenture Supplement is hereby amended by deleting clauses (b), (c), (d) and (e) in their entirety and replacing them with the following new clause (b):

(b)     if the percentage equivalent of a fraction (A) the numerator of which is the total Principal Receivables relating to any one Merchant as of the end of any related Monthly Period and (B) the denominator of which is the aggregate total Principal Receivables as of the end of such related Monthly Period exceeds 25%, the Transferor shall suspend the addition of the Automatic Additional Accounts relating to such Merchant program until such time as such percentage is less than or equal to 25%; provided,  however, that the co-branded portfolio for Ulta Salon, Cosmetics & Fragrance, Inc. and any related Merchant and the co-branded portfolio for BJ’s Wholesale (consumer) and any related Merchant shall not be subject to the foregoing limitation.

Amendment to
Series 2009 VFN Indenture Supplement

(b)   Clauses (f) and (g) of Section 9.8 of the Indenture Supplement are hereby re-formulated as clauses (c) and (d) of Section 9.8 of the Indenture Supplement, respectively.

2.     Binding Effect; Ratification.  (a)  This Amendment shall become effective, as of the date first set forth above, when counterparts hereof shall have been executed and delivered by the parties hereto, and thereafter shall be binding on the parties hereto and their respective successors and assigns.

(b)     On and after the execution and delivery hereof, this Amendment shall be a part of the Indenture Supplement and each reference in the Indenture Supplement to “this Indenture Supplement” or “hereof”, “hereunder” or words of like import, and each reference in any other Transaction Document to the Indenture Supplement shall mean and be a reference to such Indenture Supplement as amended hereby.

(c)     Except as expressly amended hereby, the Indenture Supplement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

3.     Miscellaneous.  (a)  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS.

(b)     Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment.

(c)     This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.  Counterparts of this Amendment may be delivered by facsimile or electronic transmission.

(d)     Neither the Indenture Trustee nor the Owner Trustee shall be responsible for the validity or sufficiency of this Amendment, nor for the recitals contained herein.

(e)     Each of the parties hereto acknowledges and agrees that this Amendment is being executed and delivered by BNY Mellon Trust of Delaware not individually but solely and exclusively in its capacity as Owner Trustee on behalf of the Issuer for the purpose and with the intention of binding Issuer. No obligations or liabilities hereunder shall run against BNY Mellon Trust of Delaware in its individual capacity or against its properties or assets. Under no circumstances shall BNY Mellon Trust of Delaware be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Amendment or any other related documents.

[Signature Pages Follow]

2

Amendment to

Series 2009 VFN Indenture Supplement

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

WORLD FINANCIAL CAPITAL MASTER NOTE
TRUST, as Issuer

By: BNY Mellon Trust of Delaware, not in its
individual capacity, but solely as Owner Trustee

By: /s/ Kristine K. Gullo
Name: Kristine K. Gullo
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, not in its
individual capacity, but solely as Indenture Trustee

By: /s/ Mirtza J. Escobar
Name: Mirtza J. Escobar
Title: Vice President

S-1